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Exhibit (a)(1)(d)

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND
AND YOU DO NOT WANT TO EXCHANGE YOUR OPTIONS

NEOMAGIC CORPORATION
OFFER TO EXCHANGE OPTIONS

WITHDRAWAL FORM

        You previously received (i) a copy of the offer to exchange; (ii) the letter from Stephen T. Lanza, dated February 14, 2003; and (iii) an election form. You signed and returned the election form, in which you elected to ACCEPT NeoMagic's offer to exchange some or all of your eligible options. You should submit this form only if you now wish to change that election and REJECT NeoMagic's offer to exchange those options.

        To withdraw your election to exchange options, you must sign, date and deliver this withdrawal form to MJ Silva via facsimile to the following number: (408) 654-6167, or via hand delivery to Ms. Silva's office at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, by 9:00 p.m., Pacific time, on March 14, 2003.

        You should note that if you withdraw your acceptance of the offer, you will not receive any new options pursuant to the offer in replacement for the withdrawn options. You will keep all of the options that you withdraw. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and NeoMagic.

        You may change this withdrawal, and again elect to exchange eligible options by submitting a new election form to MJ Silva via facsimile to the following number: (408) 654-6167, or via hand delivery to Ms. Silva's office at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, by 9:00 p.m., Pacific time, on March 14, 2003.

        Please check the box below and sign this form where indicated if you do not want to exchange your eligible options for new options:

        ☐    I wish to withdraw ALL the options listed on my election form and instead REJECT the offer to exchange options. I do not wish to exchange any options.

        Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature	Employee Workforce ID Number
Employee Name (Please print)	E-mail Address Date and Time

RETURN TO MJ SILVA NO LATER THAN 9:00 P.M., PACIFIC TIME,
ON MARCH 14, 2003

NEOMAGIC CORPORATION
OFFER TO EXCHANGE OPTIONS

INSTRUCTIONS TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Delivery of Withdrawal Form.

        A properly completed and executed original of this withdrawal form (or a facsimile of it), must be received by MJ Silva, either via hand delivery to her office at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, or via facsimile at the following facsimile number: (408) 654-6167 on or before 9:00 p.m., Pacific time, on March 14, 2003 (referred to as the expiration date). If NeoMagic Corporation (sometimes referred to as the "Company," "we," "our" or "us") extends the offer, this withdrawal form must be received by MJ Silva by the date and time of the extended expiration of the offer.

        The delivery of all required documents, including withdrawal forms and any new election forms, is at your risk. Delivery will be deemed made only when actually received by NeoMagic Corporation (sometimes referred to as the Company). You may hand deliver your election form to MJ Silva at her office at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, or you may fax it to MJ Silva at facsimile number (408) 654-6167. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your withdrawal form within two (2) business days; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your withdrawal form has been received.

        Although by submitting a withdrawal form you have withdrawn all of your previously tendered options from the offer, you may change your mind and re-elect to exchange some or all of the withdrawn options until the expiration of the offer. You should note that you may not rescind any withdrawal, and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. Tenders to re-elect to exchange options may be made at any time before the expiration date. If NeoMagic extends the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a later dated and signed election form with the required information to MJ Silva, either via hand delivery at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, or via facsimile at the following facsimile number: (408) 654-6167 on or before 9:00 p.m., Pacific time, on March 14, 2003. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly tendered election or withdrawal form we receive before the expiration date.

        Although it is our intent to send you a confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

2.    Signatures on This Withdrawal Form.

        If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

        If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to NeoMagic of the authority of that person so to act must be submitted with this withdrawal form.

3.    Other Information on This Withdrawal Form.

        In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your employee workforce identification number.

4.    Requests for Assistance or Additional Copies.

        Any questions or requests for assistance may be directed to MJ Silva, at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, telephone number (408) 486-3854.

        In addition, requests for additional copies of the offer to exchange, the election form or this withdrawal form may be directed to MJ Silva, at NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, telephone number (408) 486-3854. Copies will be furnished promptly at NeoMagic's expense.

5.    Irregularities.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the offer will be determined by NeoMagic in its discretion. NeoMagic's determinations shall be final and binding on all parties. NeoMagic reserves the right to reject any or all withdrawal forms that NeoMagic determines not to be in proper form or the acceptance of which may, in the opinion of NeoMagic's counsel, be unlawful. NeoMagic also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal form, and NeoMagic's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal form will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawal forms must be cured within the time as NeoMagic shall determine. Neither NeoMagic nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawal forms, and no person will incur any liability for failure to give any such notice.

        Important: The withdrawal form (or a facsimile copy of it) together with all other required documents must be received by MJ Silva, on or before the expiration date.

6.    Additional Documents to Read.

        You should be sure to read the offer to exchange, all documents referenced therein, and the letter from Stephen T. Lanza dated February 14, 2003, before making any decisions regarding participation in, or withdrawal from, the offer.

7.    Important Tax Information.

        You should refer to Sections 14 and 15 of the offer to exchange, which contain important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.

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NEOMAGIC CORPORATION OFFER TO EXCHANGE OPTIONS WITHDRAWAL FORM
NEOMAGIC CORPORATION OFFER TO EXCHANGE OPTIONS INSTRUCTIONS TO THE WITHDRAWAL FORM FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER